Exhibit 99.1

TILT Holdings Receives Default Notice from

Innovative Industrial Properties

PHOENIX, AZ, April 3, 2025 -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe CA:TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, acknowledges receipt of default notices from Innovative Industrial Properties (“IIP”), specifically IIP’s subsidiaries IIP-PA 9 LLC and IIP-MA 8 LLC, after market on March 28, 2025.

IIP declared TILT in default on two properties located at 411 Susquehanna Street, White Haven, PA, and 30 Mozzone Street, Taunton, MA. These notices were issued due to outstanding rental payments and other financial obligations under the respective leases

White Haven, PA Property

The notice for the White Haven property indicated that Standard Farms LLC, a subsidiary of the Company, owes a total of $1,130,592.57, which includes base rent, additional rent, and replenishment of the security deposit. The landlord expressed its intent to terminate the lease and pursue legal proceedings if the defaults were not cured by April 4, 2025.

Taunton, MA Property

Similarly, the notice for the Taunton property stated that Commonwealth Alternative Care, Inc., another subsidiary of the Company, owes a total of $2,996,786.42, which includes base rent, additional rent, late charges, interest, and replenishment of the security deposit. The landlord also indicated its intent to terminate the lease and seek damages if the defaults were not remedied by April 4, 2025.

Following receipt of the notices described above, TILT engaged in negotiations with the landlord to cure the defaults and has already made payments in satisfaction of the April rent obligations and in exchange for forbearance from pursuing termination and eviction, which IIP accepted. The Company is committed to negotiating in good faith to resolve the outstanding amounts and secure favorable terms for its operations.

About TILT

TILT Holdings manages a diverse portfolio of companies in the cannabis industry, encompassing technology, hardware, cultivation, and production. Its core business, Jupiter Research LLC, is a wholly owned subsidiary and a global distribution leader in the vaporization segment. Jupiter is dedicated to hardware design, research, development, and distribution to support cannabis brands and retailers across the United States, Canada, South America, and the European Union. Additionally, TILT is a multi-state operator, with cultivation and production facilities in three states under the Commonwealth Alternative Care and Standard Farms brands. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, expressions that concern the Company’s receipt of notices of default under certain leases, its ability to continue to operate the business, the Company’s ability to make continued rental payments, the curing of the defaults, the securing of favorable terms and the ability of the Company to mitigate the impact of the defaults, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September

30, 2024 and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720-330-2829